                                                                  EXHIBIT (d)(8)

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.*

                             Extreme Networks, Inc.
                       2001 Nonstatutory Stock Option Plan

     This memorandum contains information regarding the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan, under which shares of common stock of Extreme Networks, Inc. (the "Company"), in any combination of authorized but unissued shares or reacquired shares, may be offered to eligible employees of the Company or any parent corporation, subsidiary corporation or affiliate of the Company (each a "Participating Company").

     Upon written or oral request, the Company will provide without charge, to each person to whom a copy of this memorandum is delivered, a copy of the Company's Registration Statement by which the securities described in this memorandum are registered and copies of the documents that have been incorporated by reference in the Company's Registration Statement (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). Upon written or oral request, the Company will also provide without charge, to each person to whom a copy of this memorandum is delivered, an additional copy of this memorandum, a copy of the Company's annual report to stockholders for its latest fiscal year, and a copy of all reports, proxy statements and other communications distributed to its stockholders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its stockholders generally. Such requests should be directed to the Chief Financial Officer, Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, California 95051, (408) 579-2800. Alternatively, on the Securities and Exchange Commission's web site at http://www.sec.gov, you will find the Registration Statement, reports, proxy statements and other information regarding the Company that was filed electronically.

     Except for the person set forth in the foregoing paragraph, no person has been authorized to give any information or make any representations, other than those contained in this prospectus, in connection with the Plan, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

--------------------------------------------------------------------------------

       * Q&As 4, 22 and 35 OF THIS DOCUMENT DO NOT CONSTITUTE A PART OF A
                                            ------
            PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

--------------------------------------------------------------------------------

                The date of this prospectus is October 22, 2001.
                -----------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
INTRODUCTION ...........................................................      1

ELIGIBILITY & PARTICIPATION ............................................      2

OPTION GRANTS ..........................................................      3

VESTING ................................................................      3

OPTION EXERCISE ........................................................      4

EMPLOYMENT STATUS ......................................................      6

TERMINATING SERVICE WITH THE COMPANY ...................................      6

STOCKHOLDER RIGHTS .....................................................      7

TRANSFER OF CONTROL OF THE COMPANY .....................................      8

STOCK SALES ............................................................      9

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS .........................      9

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS .........................     11

PLAN ADMINISTRATION ....................................................     12

AMENDMENT OR TERMINATION OF THE PLAN ...................................     13

OTHER INFORMATION ......................................................     13

                            Questions & Answers About

           Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan

================================================================================

         The purpose of this prospectus is to provide you with a summary of the terms of the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan (the "Plan"). Should any inconsistency exist between the following description and the actual terms of the Plan or your Stock Option Agreement, the terms of the Plan and your Stock Option Agreement control.

================================================================================

INTRODUCTION

================================================================================

1.       What is the purpose of the Plan?

         The Company adopted the Plan to attract, retain and reward selected employees of and consultants to the Company or any parent corporation, subsidiary corporation or affiliate, and to motivate them to contribute to the growth and profitability of the Company. Under the Plan, the Company may grant nonstatutory stock options to purchase the common stock of the Company at a specified price to any such employees and consultants as may be selected by the Company's board of directors (the "Board").

2.       What is a stock option?

         A stock option gives the option holder the right to purchase a specified number of shares within a specified time period at a price determined at the time the option is granted. The exact number and the price of shares you are entitled to purchase under the option granted to you is set forth in your Notice of Grant of Stock Options (the "Notice") and Stock Option Agreement (the "Option Agreement").

3.       What is a nonstatutory stock option?

         The Plan authorizes only nonstatutory stock options. The Plan is not intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986, as amended. A nonstatutory stock option is one that does not provide the special tax treatment accorded to incentive stock options. See Q&A 36 through 43 regarding the major federal income tax consequences of a nonstatutory stock option.

4.       What are the benefits of receiving a stock option?

         If the value of the Company increases, then the value of the Company's stock and the value of your option will increase proportionately. Since your option gives you the right to purchase shares of the Company's stock at a fixed price during the period specified in your Notice, you may ultimately profit from any increase in the value of the stock. If you choose to exercise your option, then, as a stockholder, you will become a part owner of the Company and will have the right to receive any dividends paid on your stock and all communications sent to the Company's common stockholders, attend all stockholder meetings and vote upon all matters presented to the stockholders at such meetings. However, once you purchase shares, you also bear the risk of price declines.

5.       What is the total number of shares that may be issued under the Plan?

         A total of 4,000,000 shares of the Company's common stock are reserved for issuance under the Plan. The shares may be authorized but unissued shares, or reacquired shares, including shares purchased on the open market.

6.       What happens if there is a change in the Company's capital structure?

         If there is a change in the Company's capital structure, the Company will make appropriate adjustments to the number and class of shares subject to the Plan and your outstanding options, and to the purchase price under your outstanding options. A "change in the Company's capital structure" includes: a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change affecting the Company's shares.

7. Is the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA")?

         No.  The Plan is not subject to ERISA.

================================================================================

ELIGIBILITY & PARTICIPATION

================================================================================

8.       Am I eligible to receive options under the Plan?

         You are eligible to receive options under the Plan if you are a current or prospective (pursuant to a written offer of employment or engagement) employee of or consultant to the Company or any parent corporation or subsidiary corporation of the Company (the "Participating Company Group"). However, if you are an officer or a director of the Company, you are not eligible to receive any options under the Plan to the extent that your participation is prohibited under the Nasdaq National Market listing requirements.

9.       Do I need to enroll in the Plan?

         No. You do not need to enroll in the Plan in order to receive stock options under the Plan. The decision to grant or not to grant options to any otherwise eligible person is solely within the discretion of the Board or a committee of the Board. However, the Board may not grant options to any person whose participation in the Plan would require the approval of the Company's stockholders under any applicable law, regulation or rule.

================================================================================

OPTION GRANTS

================================================================================

10.      What is the Date of Option Grant?

         The "Date of Option Grant" is the day that the Company grants you an option to purchase the Company's common stock unless the Board specifies a later effective date. Your Date of Option Grant is stated in your Notice.

11.      How many shares does my option cover?

         The number of shares covered by each option is determined by the Board at its discretion. If you are granted an option, the number of shares subject to your option is stated in your Notice.

12.      What is the Option Expiration Date?

         The "Option Expiration Date" is the last day on which you may exercise your option, unless your option has terminated on an earlier date due to your termination of service or other events described in your Notice. Unless otherwise stated in your Option Agreement, the Option Expiration Date is the date ten (10) years after your Date of Option Grant.

13.      Must I sign a Stock Option Agreement?

         Yes. No option is valid or a binding obligation of the Company unless evidenced by a fully executed Notice.

================================================================================

VESTING

================================================================================

14.      What are the vesting provisions of my option?

         Your Notice states the rate at which your option vests and becomes exercisable.

15.      Does my termination from service affect the vesting of my option?

         Yes. Generally, upon your termination of service, your vesting will stop and the vested percentage of your option will depend on your length of service at the date of your termination.

================================================================================

OPTION EXERCISE

================================================================================

16.      What is my option exercise date or purchase date?

         The exercise date is the day that you exercise your option to purchase shares of the Company's common stock.

17.      When may I exercise my option?

         You may exercise your option on and after the date stated in your Notice and prior to the Option Expiration Date. If you were granted an option as a prospective employee or prospective consultant, you may not in any event exercise your option prior to the date on which your service commences.

18.      How many shares may I purchase?

         When you exercise your option, you may purchase up to a number of shares equal to the number of shares subject to your option multiplied by your vested percentage, less the number of shares you previously acquired by exercising your option. See Q&A 12 for a discussion of the Option Expiration Date.

19.      How do I exercise my option?

         To exercise your option you must give written notice to the Company and pay the exercise price for the shares you are purchasing. The notice must state your election to exercise the option, the number of whole shares of the Company stock you are purchasing and any other information required by your Option Agreement. You must sign the written notice and deliver it in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group. You must deliver the written notice and your exercise price payment prior to the termination of the option. The option is deemed to be exercised upon receipt by the Company of such written notice, the aggregate exercise price and tax withholding obligations, if any. See Q & A 21 for authorized forms of payment.

20.      What is the exercise price of my option?

         The exercise price of your option is stated in your Notice. This price was established in the sole discretion of the Board, when your option was granted, and, under the terms of the Plan, had to be set at no less than the "fair market value" of a share of the Company common stock on the Date of Option Grant. The "fair market value" for this purpose is generally the closing sale price of a share on the applicable date as quoted on the Nasdaq National Market and reported in The Wall Street Journal.

21.      How do I pay for the stock when I exercise my option?

         Generally, you may pay the exercise price using any combination of the following methods:

                1. Cash, check, or cash equivalent.

                2. By tender to the Company, or attestation to the ownership, of shares of the Company common stock you own which have a fair market value not less than the exercise price. This method of payment may not be used if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. In addition, this method of payment may not be used unless you either have owned the tendered shares for more than six (6) months or did not acquire the shares directly or indirectly from the Company.

                3. A "cashless exercise." A "cashless exercise" means the
                   assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. A form of cashless exercise is often referred to as "same-day sale." the Company retains the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a cashless exercise.

                4. By a promissory note in form approved by the Company. This method of payment is in the Company's sole discretion at the time the Option is exercised and may not be used if it would constitute a violation of the provisions of any law or regulation.

         The Board may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

22.      Will I receive stock certificates for the shares that I purchase?

         Except in the case where you pay the exercise price by means of a cashless exercise, you will receive a certificate for the shares you have purchased that will be registered in your name, or, if applicable, in the names of your heirs. The Company is not required to issue fractional shares upon the exercise of an option.

===============================================================================

EMPLOYMENT STATUS

===============================================================================

23. If I receive an option under the Plan will it affect the terms of my employment?

         No. Unless you have a written employment contract with the Company providing otherwise, your employment is "at-will." This means that either you or your employer has the right to end your employment relationship at any time, for any reason, with or without cause. If you receive an option under the Plan, it will not affect your "at-will" relationship with the Company.

24.      What happens if I take a leave of absence?

         Generally, if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company, your service for Plan purposes will continue. However, if such a leave exceeds 90 days, your service will be deemed to have terminated on the 91st day of such leave unless your right to return to service with the Participating Company Group is guaranteed by statute or contract. Unless otherwise provided, your leave of absence will not be treated as service for the purposes of determining vesting under your Option Agreement.

===============================================================================

TERMINATING SERVICE WITH THE COMPANY

===============================================================================

25.      What service counts for purposes of the Plan?

         "Service" for Plan purposes means your employment or service with the Participating Company, whether in the capacity of an employee or a consultant. Your service will not be deemed terminated merely because of a change in the capacity of the service you render to the Participating Company or a change in the Participating Company for which you render such service, provided there is no interruption or termination of your service. Subject to the terms of the Plan and your Option Agreement, the Company will have the discretion to determine if and when your service has terminated for purposes of the Plan.

26.      What happens to my option if my service terminates?

         The effect of your termination of service is specified in your Option Agreement. With certain exceptions described below, if your service terminates, you will generally have thirty (30) days from the date of your termination of service (but in no event later than the Option Expiration Date) in which to exercise the vested portion of your option.

         If your service terminates due to your disability or death, you (or your estate) have twelve (12) months following termination (but in no event later than the Option Expiration Date) to exercise the vested portion of your option.

         If the exercise of your option within the applicable time periods set forth above is prevented by securities law, your option will remain exercisable until one (1) month after the date you are notified by the Company that the Option is exercisable (but in no event later than the Option Expiration Date).

         If a sale within the applicable time periods set forth above of shares acquired by the exercise of your option will subject you to a suit under Section 16(b) of the Exchange Act, your exercise period may be extended until the earliest of (i) the 10th day following the date on which a sale of such shares would no longer be subject to suit, (ii) the 190th day after your termination of service, or (iii) the Option Expiration Date. See Q&A 12 for the meaning of Option Expiration Date.

27.      What happens to my shares if my service with the Company terminates?

         You are entitled to retain ownership of any vested shares you have purchased until such time as you decide to sell them. Generally, your option will terminate and you will forfeit any shares that have not vested or not exercised as of the date your option terminates.

===============================================================================

STOCKHOLDER RIGHTS

===============================================================================

28.      Do I become a stockholder when I receive an option?

         No. You have no rights as a Company stockholder merely by virtue of being an option holder.

29.      When do I have rights as a stockholder?

         You have rights as a Company stockholder on the date you are issued the shares for which your option has been exercised, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

30.      What information do I receive as an option holder?

         You will be given access to information concerning the Company equivalent to the information generally made available to the Company's common stockholders.

31.      Can I assign or transfer my options?

         Generally, no. During your lifetime, your options can only be exercised by you, your guardian or legal representative. You cannot transfer or assign any option, except by will or by the laws of descent and distribution.

===============================================================================

TRANSFER OF CONTROL OF THE COMPANY

===============================================================================

32.      What is a "transfer of control"?

         A "transfer of control" of the Company includes any of the following events in which the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least a majority of the beneficial interest in the voting stock of the Company or its successor:

                  (1) A direct or indirect sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company.

                  (2) A merger or consolidation in which the Company is a party.

                  (3) The sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

                  (4)      Liquidation or dissolution of the Company.

33.      What happens to my option if there is a transfer of control?

         If a transfer of control occurs, the surviving, continuing, successor, or purchasing corporation or parent corporation of any of these may assume the Company's rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the acquiring corporation's stock. However, if the acquiring corporation does not assume or substitute for outstanding options, any unexercisable or unvested portion of the option shall terminate unless otherwise provided in your Option Agreement. The Board may, in its discretion, provide in any Option Agreement that, in the event of a transfer of control, the vesting of the outstanding option shall accelerate to such extent as specified in your Option Agreement.

         Any option or portion thereof which is neither assumed or substituted for by the acquiring corporation nor exercised as of the date of the transfer control will terminate and cease to be outstanding effective as of the date of the transfer of control.

===============================================================================

STOCK SALES

===============================================================================

34.      When may I sell the shares that I receive by exercising my option?

         Generally, you may sell the shares that you receive at any time after the shares have been issued in your name. Before you sell any of your shares, you should discuss the tax implications of the sale with a tax advisor. See below, Tax Implications of Nonstatutory Stock Options.

35. Do I pay brokerage commissions on the purchase of shares under the Plan or when I subsequently sell such shares?

         You will not pay any brokerage commissions when you exercise your option and purchase shares. However, you will be responsible for paying any brokerage commissions you incur on your subsequent sale of such shares.

===============================================================================

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS

===============================================================================

         The tax consequences arising in connection with options are complex and subject to change. The following summary is only a general guide to the current U.S. federal income tax consequences of nonstatutory options granted under the Plan and does not describe all such possible tax consequences or consequences associated with incentive stock options. In addition, your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if shares are used to exercise an option, if shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical shares within the 30-day period before or after your sale of shares acquired upon exercise of an option. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

36.      Is the grant to me of a stock option a taxable event?

         No. You do not receive taxable income merely because you are granted an option under the Plan.

37.      Is my exercise of an option a taxable event?

         Yes. You will receive taxable income as a result of your exercise of a nonstatutory stock option. Generally, the amount of that income is determined on your exercise date. At that time, you will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the purchase price you pay for the shares. If you are an employee or former employee, that ordinary income is treated as wages subject to income and employment tax withholding.

38. Is my subsequent sale of shares acquired under the Plan a taxable event?

         Yes. Your sale of any shares that you acquire under the Plan is a taxable event. At that time, you will recognize capital gain or loss equal to any additional gain or loss recognized in the disposition. That gain or loss is determined by the difference between the amount you realize on the sale of the shares and the fair market value of those shares on the option exercise date. The tax consequences of disposing of the shares will vary depending on how long you have held the shares.

39.      What are long-term and short-term capital gains?

         A capital gain or loss will be long-term if you hold the shares for more than 1 year after your purchase date and short-term if you hold the shares for 1 year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 20%.

40. Will any amounts be withheld from my paycheck to cover my tax liability?

         If you are an employee or former employee, when you purchase shares by exercising your option, you must make adequate provision for any federal, state, local or foreign tax withholding obligations. Generally, you will be required to pay directly to the Company or your employer the full amount of your tax withholding obligation at the time you exercise your option. If you exercise your option in a cashless exercise (same-day sale), you will be required to assign to the Company a portion of your share sale proceeds sufficient to pay your withholding tax. The Company may, but is not required to, withhold from your compensation the amount necessary to meet its tax withholding obligations. If you request, the Company may, but is not obligated to, withhold from the vested shares otherwise issuable to you on exercise of your option a number of whole shares having a fair market value on the exercise date not in excess of the minimum amount of tax required to be withheld by law. The Company will not be liable to you for any adverse tax consequences you suffer in connection with this share withholding procedure. The Company has no obligation to deliver shares of stock until you have satisfied the withholding obligation.

41.      Will I owe any other taxes?

         The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to nonstatutory options and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

42.      Who can I talk to about my specific tax situation?

         Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

43.      Does the Company receive a tax deduction?

         The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

================================================================================

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS

================================================================================

44.      What is Section 16(b)?

         Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), permits the recovery by the Company of any profit realized by an "Insider" from each purchase and subsequent sale, or sale and subsequent purchase, of shares within any period of less than six months. An "Insider" for this purpose is any officer or director of the Company or person who is directly or indirectly the beneficial owner of more than 10% of any class of equity security of the Company that is registered under Section 12 of the Exchange Act. If you are an Insider, you should consult with the Company's general counsel or your own legal advisor prior to the disposition of any shares in order to ascertain the precise application to your particular situation of your reporting obligations and liability under Section 16(b).

45.      What is Rule 10b-5?

         Rule 10b-5 under the Exchange Act prohibits you from engaging in fraudulent practices in connection with the purchase or sale of securities. This rule generally prohibits you from buying or selling the Company's securities using material information about the Company which has not yet been released to the public. Before buying or selling any shares and, in particular, before selling shares acquired under the Plan, you should consult with the Company's general counsel regarding the applicability of any the Company "trading window" policies prohibiting trading in the Company's stock during specified periods of the year when material inside information is likely to be held prior to its release to the public.

46.      What is Rule 144?

         "Affiliates" of the Company are generally obligated to resell shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Participants in the Plan with the power to manage and direct the policies of the Company, relatives of such participants, and trusts, estates, corporations, or other organizations controlled by such participants may be deemed to be "Affiliates" of the Company.

         Rule 144 requires that sales by Affiliates be effected in "broker transactions" (as defined in Rule 144), and limits the number of shares that may be sold in any 3-month period to no more than the greater of 1% of the outstanding shares or the average weekly reported volume of trading in shares during the 4 calendar weeks preceding the filing of the required notice of the proposed sale. Since the shares have been registered under the Securities Act, Affiliates selling shares in compliance with Rule 144 are not subject to the holding period requirements of Rule 144.

================================================================================

PLAN ADMINISTRATION

================================================================================

47.      Who administers the Plan?

         The Plan is administered by the Board and/or by a duly appointed committee having such powers as specified by the Board. All questions of interpretation of the Plan or of any option are determined by the Board, whose decisions are final and binding upon all persons having an interest in the Plan.

48.      What is the term of the Board?

         Directors hold office until the expiration of the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal from office. Members of the Board receive no additional compensation for administering the Plan.

49.      Does the Company have any role in administering the Plan?

         Yes. While Board has overall authority for administering the Plan, the Company, acting through its officers, may from time to time establish, change or terminate rules, guidelines, policies, procedures, limitations or adjustments as deemed advisable by the Company, in its sole discretion, in the administration of the Plan.

================================================================================

AMENDMENT OR TERMINATION OF THE PLAN

================================================================================

50.      Can the Plan be amended or terminated?

         Yes. The Board may terminate or amend the Plan at any time. However, no termination or amendment of the Plan may adversely affect an option previously granted to you without your consent, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

51.      How long can the Plan remain in effect?

         The Plan will remain in effect until either all shares available for issuance under the Plan have been issued or the Board terminates the Plan, whichever is earlier.

================================================================================

OTHER INFORMATION

================================================================================

52.      Where can I get additional information?

         You can get additional information about the Plan by contacting the Chief Financial Officer of the Company at 3585 Monroe Street, Santa Clara, California 95051, (408) 579-2800.

53.      Can anyone at the Company provide me with tax advice?

         No. Since the tax implications of your stock options can be complex and can vary by individual, you should contact your individual tax advisor with questions specific to your situation.

54.      What documents are incorporated by reference in this prospectus?

         The following documents and information previously filed by the Company with the Securities and Exchange Commission are incorporated by reference in this prospectus:

         . the Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company's latest fiscal year;

         . All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to above;

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          .   The description of the Company's common stock contained in its
              Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          . All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.

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